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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Global Crossing Ltd. of our report dated January 25, 1999 relating to the financial statements, which appears in Frontier Corporation's 1998 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998 and the Form 8-K dated January 26, 1999. We also consent to the incorporation by reference of our report dated January 25, 1999 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" and "Selected Historical Financial Information" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          -------------------------------------

Rochester, New York
July 9, 1999